LEASE AGREEMENT

                               ARTICLE 1. PARTIES

         This Lease is made and entered into between HARRISON LIMITED PARTNERSHIP ONE, a North Carolina limited partnership, (the "Landlord") and COCA-COLA BOTTLING CO. CONSOLIDATED, a Delaware corporation (the "Tenant").

                           ARTICLE 2. LEASED PROPERTY

Section 2.01  Description of Leased Property.

         Landlord, for and in consideration of the rents, covenants and agreements hereinafter set forth and agreed to be paid, kept and performed by Tenant, does hereby lease to Tenant, and Tenant hereby leases from the Landlord that certain real property located in Mecklenburg County, North Carolina, a description of which is attached hereto as Exhibit A (the "Land"), together with all improvements located thereon, including, without limitation, surrounding grounds, driveways, parking areas and related facilities, and including all appurtenances, rights, privileges, easements and advantages thereto belonging (the Land and the aforesaid improvements shall be referred to collectively herein as the "Leased Property").

Section 2.02  Landlord's Covenants of Title, Quiet Enjoyment.

         Landlord covenants that it now has, or will have at the commencement of the Term (as defined hereinafter), title to the Leased Property and the right to make this Lease for the Term. Landlord further covenants and warrants that as long as Tenant is not in default under the terms of this Lease, Tenant shall have quiet, exclusive and peaceful possession of the Leased Property and shall enjoy all of the rights herein granted without interference. Tenant represents and warrants that it has made an independent investigation of the zoning of the Land and determined that the same is satisfactory for its purposes. Tenant further acknowledges that the improvements constructed on the


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Land have been inspected by it and that it leases the same from Landlord in their "as is" condition without any representation or warranty, implied or otherwise, as to condition or the suitability thereof for Tenant's purposes. Tenant acknowledges and agrees that easement contained in Book 3648 at Page 436 in the Mecklenburg Public Registry provides for a waterline right-of-way which may be terminated by CSX Corp. at any time. Such termination shall not affect the obligations of Tenant hereunder.

                             ARTICLE 3. LEASE TERM

Section 3.01 Term - Lease Year.

         The term of this Lease (the "Term") shall be for a period of ten (10) years, expiring at midnight on December 31, 2010.

Section 3.02 Commencement of Term.

         The Term shall commence on December 15, 2000 or simultaneously with the date Landlord acquires title to all of the Leased Property (the "Commencement Date"). The entry or presence of Tenant on the Land prior to the Commencement Date, for the purpose of conducting its business shall not constitute commencement of the Term. Irrespective of such entry or presence, the Term and the payment of "Base Rent" and "LIBOR Rent" (as those terms are defined hereinafter) shall not begin until the Commencement Date.

                                ARTICLE 4. RENT

Section 4.01 Base Rent.

         The annual base rent (the "Base Rent") for the initial twelve (12) month period of the Term shall be $3,964,148.00. Beginning with the first (1st) anniversary of the Commencement Date, and continuing with each subsequent anniversary of the Commencement Date, the Base Rent paid by


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Tenant shall be increased by 2.5%. The new Base Rent shall be calculated by multiplying the Base Rent in effect during the immediately preceding twelve (12) month period of the Terms by 102.5%.

Section 4.02 LIBOR Rent.

         In addition to the Base Rent payable by Tenant, Tenant shall pay an additional annual rent during the Term, which additional rent shall be based upon changes in LIBOR (as defined hereinafter) (the "LIBOR Rent") and shall be calculated as provided in this Section 4.02. The LIBOR Rent on the Commencement Date shall be zero. Thereafter, and for the duration of the Term, for each basis point change in LIBOR from 6.770%, the LIBOR Rent shall increase or decrease in the direction corresponding to the LIBOR change, by the amount of $2,710.00 per annum. Changes only will occur in increments of a full basis point (i.e., there will be no proration for changes of less than a full basis point).

         "LIBOR" as used herein, shall mean the London Interbank Offered Rate as quoted in the Wall Street Journal and other readily available financial sources, for any of the normal time periods (30, 60, 90, or 180 days) for which such rates are made available to qualified borrowers and which shall be mutually agreed to by Landlord and Tenant.

Section 4.03 Payment of Rent.

         Tenant shall pay the Base Rent in quarterly installments, in advance, and without demand on the first (1st) day of each and every quarter during the Term.

Section 4.04 Payment of LIBOR Rent.

         Tenant shall pay the LIBOR Rent in quarterly installments in advance without demand on the first (1st) day of each and every quarter during the Term. Each installment of the LIBOR Rent shall be adjusted retroactively at the expiration of each quarter to reflect changes in LIBOR, as determined pursuant to Section 4.02 hereof, during such quarter. Upon such adjustment, Landlord


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shall refund to Tenant or Tenant shall pay to Landlord, as appropriate, within ten (10) days of demand therefor, such sums as are necessary for Tenant to have paid the installment of the LIBOR Rent, as adjusted, which was owed by it for the preceding quarter.

Section 4.05 Late payment of Rent.

         In the event any quarterly installment of Base Rent or LIBOR Rent is not received on the due date, such amount shall accrue interest at the rate of fifteen percent (15%) per annum (or the maximum interest rate allowed by law if less than 15%) and such interest shall be due and payable by Tenant to Landlord for the period of time said payment is delinquent as additional rent hereunder; provided that a default shall occur only as specified in Section 14.01 herein. The imposition of this charge shall not be deemed a waiver or be in lieu of Landlord's other rights hereunder.

               ARTICLE 5. BUILDING OPERATIONAL EXPENSES AND TAXES

Section 5.01 Operational Expenses.

         Tenant shall be responsible for all expenses and charges which, during the Term, shall be incurred in connection with the possession, occupation, operation, alteration, maintenance, repair and use of the Leased Property, and any other sums which, except for the execution and delivery of this Lease, would be chargeable against the Leased Property or the owner, occupant or possessor of the Leased Property.

Section 5.02 Taxes.

         Tenant shall pay to the appropriate taxing authorities prior to delinquency, all real estate taxes and assessments of any nature whatsoever levied or assessed on the Leased Property during the Term and taxes, assessments and charges levied in lieu of such real estate taxes, charges and assessments and taxes levied on or with respect to rentals payable hereunder (other than income taxes on the


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overall income of Landlord). Tenant shall, within ten (10) days after the required date of payment, furnish to Landlord copies of paid receipts for all such taxes, assessments and charges. Said taxes and assessments shall be prorated for any partial calendar year or tax period during the Term.

Section 5.03 Review of Taxes.

         Tenant shall have the right to challenge, by legal proceedings instituted and conducted at Tenant's own expense, and free of expense to Landlord, any such taxes imposed upon or against the Land. Landlord shall join in any such proceedings and hereby agrees that any such proceeding may be brought in its name if the provisions of any law, rule or regulation shall so require. Tenant shall nevertheless pay and continue to pay, as the same becomes due and payable, such impositions under protest, and Tenant shall be entitled to any refund which is made of any such amounts. Landlord shall not, without Tenant's prior written approval, make or agree to any settlement, compromise or other disposition of any such proceedings, or discontinue or withdraw from any such proceedings or accept any refund so long as Tenant shall comply with the terms of this Lease, including specifically the requirement to pay rent.

                                 ARTICLE 6. USE

Section 6.01 Use.

         It is Tenant's intention to use or cause the Leased Property to be used for the purpose of operating a Coca-Cola Bottling Plant and related sales, storage and office facilities or such other lawful business as Tenant may from time to time deem advisable; provided, however, Tenant shall not conduct any business within the Leased Property which violates local, state or federal laws, rules or regulations.

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Section 6.02 Tenant's Compliance With Law.

         Tenant shall at all times during the Term comply with any and all laws, ordinances, rules or regulations of any governmental authority having jurisdiction over the Leased Property, including the making of any structural changes on or to the Leased Property in order to comply with any such law, regulation, requirement, or order.

                          ARTICLE 7. FIXTURES AND SIGNS

Section 7.01 Installation and Removal of Trade Fixtures.

         Tenant may install in and affix to the Leased Property such fixtures, signs and equipment as Tenant deems desirable (subject to Tenant's obligations under Section 6.02 above). All such fixtures, signs and equipment shall remain the property of Tenant and may be removed at any time provided that Tenant, at its expense, shall repair any damage caused by reason of such removal. Tenant shall pay all taxes or other charges or fees levied or assessed against or as a result of such fixtures, signs and equipment.

Section 7.02 Tenant's Exclusive Right to Erect Signs.

         Tenant shall have the exclusive right to erect and maintain upon the Leased Property all signs which lawfully may be placed thereon and which it deems appropriate to the conduct of its business. Landlord shall not place any signs or advertising matter of any nature upon any part of the Leased Property or permit others to do so.

Section 7.03 Landlord's Right to Erect Signs.

         The provisions of Section 7.02 notwithstanding, Landlord shall have the right during the last one hundred eighty (180) days of the Term to advertise and post "For Rent/Lease or Sale" signs on the Leased Property. Tenant shall cooperate with Landlord in showing the Leased Property to prospective tenants or purchasers during normal business hours.


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                ARTICLE 8. REPAIRS, ALTERATIONS, RECONSTRUCTION

Section 8.01 Tenant to Maintain.

         Subject to the provisions of Sections 8.04 and 8.05 below, Tenant shall, at its sole cost and expense, maintain the exterior, roof, parking areas, landscaping, interior, interior and exterior walls, plumbing, heating and air conditioning systems, structure, plate glass and all other components and parts of the Leased Property in good condition and repair throughout the Term.

Section 8.02 Exterior Areas - Maintenance.

         Tenant shall maintain and clean the parking, landscaping and other exterior areas of the Leased Property, keeping the same in good condition and repair throughout the Term, and Tenant shall provide for lighting such areas at its sole cost and expense.

Section 8.03 Tenant's Right to Make Alterations or Additions.

         Tenant may, at its own expense, make such nonstructural alterations, additions and changes to the Leased Property as it may deem necessary. Any structural alteration, addition, or change to the Leased Premises must be approved in writing by Landlord, which approval will not be unreasonably withheld, and shall become a part of the Leased Property and may not be removed upon termination of the Lease. Non-structural alterations, additions, or changes shall become a part of the Leased Property and upon the termination of this Lease, Tenant shall have the right and may be required by Landlord to remove the same. If Tenant removes any such alterations, additions or changes installed by Tenant, Tenant shall repair all damage to the Leased Property caused by such removal.

Section 8.04 Damage to Improvements - Repairs or Election to Terminate.

         (a) Repairable Casualty. In the event the Leased Property shall be damaged by fire, earthquake, other elements or other casualty during the Term and Tenant does not elect to terminate

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this Lease pursuant to Section 8.04(b) below, Tenant shall give prompt notice of such casualty to Landlord, and shall proceed with reasonable diligence to carry out any necessary demolition and to restore, repair, replace and rebuild such building and improvements at Tenant's own cost and expense. If any insurance proceeds shall have been paid by reason of such damage or destruction, Tenant shall be entitled to such proceeds in order to complete such repairs. If at any time Tenant shall fail or neglect to supply sufficient workmen or sufficient materials of proper quality, or fail in any other respect to prosecute such work of demolition, restoration, repair, replacement or rebuilding with diligence and promptness, then Landlord may give to Tenant written notice of such failure or neglect, and if such failure or neglect continues for more than sixty (60) days after such notice, then Landlord, in addition to all other rights which Landlord may have, may enter upon the Leased Property, provide labor and/or materials, cause the performance of any contract and/or do such other acts and things as Landlord may deem advisable to prosecute such work, in which event Landlord shall be entitled to reimbursement of its costs and expenses out of any insurance proceeds for application to the cost of such work. All costs and expenses incurred by Landlord in carrying out such work for which Landlord is not reimbursed out of insurance proceeds or other moneys shall be borne by Tenant and shall be payable by Tenant to Landlord as additional rent within ten
(10) days of demand therefor, which demand may be made by Landlord from time to time as such costs and expenses are incurred, in addition to any or all damages to which Landlord shall be entitled hereunder.

         Rent shall not abate hereunder by reason of any damage to or of the Leased Property and Tenant shall continue to perform and fulfill all of Tenant's obligations, covenants and agreements hereunder notwithstanding any such damage or destruction.


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         (b) Substantial Casualty. In the event the Leased Property shall be damaged by fire, earthquake, other elements or other casualty during the Term and the Board of Directors of Tenant shall reasonably determine in good faith that the Leased Property has been rendered unsuitable for continued use in Tenant's business and may not be restored on an economically feasible basis (a "Substantial Casualty"), Tenant shall give notice to Landlord (the "Notice") within six (6) months following such Substantial Casualty of its election to either (A) purchase the Leased Property from Landlord pursuant to Section 8.04(b)(i) or (B) convey to Landlord a Substitute Property (as defined below) pursuant to Section 8.04(b)(ii).

                  (i) Purchase of the Leased Property. If Tenant elects to purchase the Leased Property from Landlord following a Substantial Casualty, Tenant shall specify a purchase date which is a rental payment date not less than 120 nor more than 365 days after delivery of the Notice (the "Purchase Date"). On the Purchase Date, Landlord shall convey the Leased Property to Tenant free of all liens except liens created or consented to by Tenant or placed on the Leased Property in default of Tenant's obligations under this Lease and Tenant shall pay to an amount equal to the Purchase Price (as defined below) plus all Base Rent or LIBOR Rent accrued up to the Purchase Date, at which time this Lease shall terminate. For purposes of this section, the "Purchase Price" shall be the greater of (a) the fair market value of the Leased Property on the date immediately preceding the date the Substantial Casualty occurred, or (b) the sum of the outstanding principal balance of any existing loans in favor of Landlord which are secured, in whole or in part, by the Leased Property and all accrued but unpaid interest thereon, as of the Purchase Date. Any insurance

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         proceeds payable in connection with such casualty shall be payable to
         Tenant. Each party will pay its own expenses in connection with the purchase.

                  (ii) Substitution. If Tenant elects to deliver a Substitute Property to Landlord following a Substantial Casualty, Tenant shall convey to Landlord on the next rental payment date which occurs not less than 120 nor more than 365 days after the delivery of the Notice (the "Substitution Date"), in exchange for the Leased Property, a Substitute Property as defined below.

                  If, in substitution for the Leased Property, Tenant notifies Landlord that Tenant intends to convey to Landlord a fee simple interest in a land parcel and in the improvements thereon (the "Substitute Property"), Tenant shall, pursuant to the Notice, notify Landlord that Tenant will convey to Landlord, on or prior to the Substitution Date, the Substitute Property (v) which, when substituted for the Leased Property, will result in Landlord having a tax free exchange, (w) having a fair market value determined as if free of all encumbrances (as certified by an appraiser) not less than the greater of (i) the then fair market value of the Leased Property determined as if free of all encumbrances (as certified by an appraiser) and (ii) the certified costs incurred with respect to the Land acquisition, the construction of the Improvements, as defined in the Purchase and Sale Agreement made and entered into by and among Landlord and Tenant dated effective as of December 15, 2000 (the "Purchase and Sale Agreement"), and the related capitalized expenses with respect to the Leased Property, (x) the improvements of which are of the same type, used or useful for the same or substantially similar purposes and are in structure and construction similar to the Improvements and (y) which is subject to no liens or

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         encumbrances. Tenant shall deliver to Landlord an appraisal of the
         Leased Property and an appraisal of the Substitute Property made by an appraiser or appraisers selected by Tenant, subject to the approval of Landlord, which approval shall not be unreasonably withheld, and which appraisals shall be made at the expense of Tenant.

                  Tenant shall pay all rent and other sums then due and payable hereunder through and including the Substitution Date. Upon compliance with this Section 8.04(b)(ii), the Leased Property shall be conveyed to Tenant or its designee and thereupon this Lease shall terminate as to the Leased Property, except with respect to obligations and liabilities of Tenant hereunder, actual or contingent, which have arisen on or prior to the Substitution Date. Simultaneously with such conveyance, Landlord and Tenant shall enter into a lease of the Substitute Property, which lease shall be identical in all respects to this Lease (including the provisions hereof with respect to rent) except with respect to the Commencement Date thereof and any other changes required by the location and/or character of the Substitute Property. Tenant shall convey to Landlord a good and marketable fee simple interest in the Substitute Property and deliver to Landlord (A) an owner's policy of title insurance in favor of Landlord in form and amount satisfactory to Landlord and (B) a currently dated "as-built" survey in form and substance satisfactory to Landlord and (C) such other instruments as may be reasonably requested by Landlord. Tenant shall have obtained all necessary approvals, authorizations and consents of all governmental bodies (including courts) having jurisdiction with respect to the transactions. Each party shall pay its own expenses in connection with the substitution.

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Section 8.05 Tenant's Repairs for Building and Occupancy Regulations.

         If any governmental agency or any department or division thereof shall condemn the Leased Property or any part thereof as unsafe or as not in conformity with the laws and regulations relating to the use, occupation, and construction thereof (including, without limitation, the Americans with Disabilities Act, as amended), or shall order or require any rebuilding, alteration or repair, Tenant shall immediately at Tenant's own cost and expense (and without any right of reimbursement from Landlord) effect such alterations and repairs in the Leased Property as may be necessary to comply with such laws, regulations, orders, or requirements. All such alterations and repairs shall be made in accordance with the plans and specifications approved in writing by Landlord, which approval shall not be unreasonably withheld.

Section 8.06 Condition of Leased Property on Surrender.

         At the termination of this Lease, Tenant shall surrender the Leased Property to Landlord in good condition and repair, subject only to the consequences and effect of reasonable wear and tear and permissible alteration, additions and changes under Section 8.03, condemnation, casualty and acts of God and the terms of Section 8.04 herein.

Section 8.07 Mechanic's Liens.

         Tenant will pay for all work performed on the Leased Property by its employees or contractors and shall indemnify and hold Landlord harmless from all liability resulting from any lien or claim of lien arising out of such work. Tenant shall have the right, at its sole cost and expense, to contest the validity of any such lien or claimed lien. Landlord shall have the right to enter the Leased Property for the purpose of posting notices of nonliability for work performed at the direction of Tenant. Should a lien be filed against the Leased Property or any other action, affecting title thereto be commenced, the party first receiving notice thereof shall immediately give

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written notice to the other party. Tenant shall promptly take all necessary action to cause the same to be discharged or removed.

                            ARTICLE 9. CONDEMNATION

Section 9.01 Condemnation.

         (a) Repairable Condemnation. In the event of a condemnation of the Land or the Improvements to the Land after which Tenant does not elect to terminate this Lease pursuant to Section 9.01(b) below, Tenant shall promptly commence and diligently complete such repair, reconstruction and restoration to a use similar to, and fair market value not less than, what existed prior to the condemnation; provided, however, if the net condemnation award exceeds the cost of repair, Landlord may retain such excess, and the fair market value of the Premises after such repair shall not be less than the fair market value of the Premises prior to the taking, reduced by any award so retained by Landlord. If Landlord retains any excess award, the purchase price payable by Tenant in the event of a purchase of the Premises pursuant to Article 8, 9, or 12 shall be reduced by an amount equal to the amount so retained by Landlord. All condemnation proceeds shall be made available to Tenant to complete such repairs. This Lease shall continue in full force and effect, and Base Rent and LIBOR Rent shall not be abated as a result of such taking.

         (b) Substantial Condemnation. In the event of a taking of all or any portion of the Leased Property under the power of eminent domain in a bona fide transaction by any public or quasi public authority which, in the good faith opinion of Tenant's Board of Directors, renders the Leased Property unsuitable for continued use in Tenant's trade or business (a "Substantial Condemnation"), Tenant shall, within eighteen (18) months following such Substantial Condemnation, either (A) purchase the Leased Property from Landlord under the procedures set forth in Section 8.04(b)(i) (relating to a purchase of the Leased Property following a Substantial

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Casualty) or (B) convey to Landlord a Substitute Property under the Procedures set forth in Section 8.04(b)(ii) (relating to substitution following a Substantial Casualty).

Section 9.02 Notice of Condemnation.

         Landlord shall, immediately after it receives notice of the intention of any such authority to appropriate or take all or any portion of the Leased Property, give to Tenant notice in writing of such intended appropriation or taking.

Section 9.03 Voluntary Sale as Taking.

         A voluntary sale by Landlord to any public body or agency having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed to be taking under the power of eminent domain for the purposes of this Article 9.

                      ARTICLE 10. INDEMNITY AND INSURANCE

Section 10.01 Indemnification of Landlord by Tenant.

Landlord shall not be liable for any damage or liability of any kind or for any damage or injury to persons or property during the Term from any cause whatsoever by reason of the use, occupation, and enjoyment of the Leased Property by Tenant or any person thereon or holding under Tenant. Tenant will indemnify and hold harmless Landlord from all liability on account of any such damage or injury and from all liens, claims and demands arising out of the use of any improvement upon the Leased Property and its facilities or any repairs, construction or alterations which Tenant may make upon the Leased Property. However, nothing in this Lease shall impose liability on Tenant for damage or injury occasioned by failure of Landlord to comply with its obligations hereunder or by reason of the negligence of Landlord, its agents, servants or employees.


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Section 10.02 Indemnification of Tenant by Landlord.

         Tenant shall not be liable for damage or injury to persons or property directly caused by agents or employees of Landlord. Landlord will indemnify and save harmless Tenant from all such liability whatsoever, on account of such damage or injury to the extent that the insurance provided in Section 10.03 hereof does not fully insure against such damage or injury. This provision shall not be deemed to invalidate any insurance coverage provided for under the provision of Section 10.03 hereof or to entitle any insurance carrier thereunder to any right of subrogation against Landlord.

Section 10.03 Tenant's Insurance.

         Tenant shall carry and maintain, during the Term, at Tenant's sole cost and expense, the following types of insurance, naming Landlord and Landlord's lender or mortgagee as an additional insured in each case, in the amounts specified and in the form hereinafter provided:

                  (a) Liability Insurance. Broad form comprehensive general liability insurance with limits of not less than Thirty-Six Million Dollars ($36,000,000.00) for each occurrence for bodily injury (including death) and property damage, insuring against liability of Tenant with respect to the Leased Property or arising out of the maintenance, use or occupancy thereof.

                  (b) Fire Insurance-Tenant. A policy or policies of fire insurance with a standard form extended coverage endorsement, to the extent of at least 100% of the replacement cost of Tenant's improvements, fixtures, equipment and merchandise, which may from time to time be located in or on the Leased Property, and any trade fixtures and equipment of others which are in the Tenant's possession and which are located within the Leased Property. Landlord shall have no interest in the insurance on Tenant's improvements, merchandise, equipment or fixtures and will sign all documents necessary or proper in connection with the settlement of any claim or loss by Tenant; provided, however, Tenant shall maintain such replacement cost insurance on all items of Personal

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Property and shall name Landlord or Landlord's lender or mortgagee as the insured with all proceeds payable to Landlord or its lender or mortgagee as their interest may appear. Landlord shall replace any such Personal Property which is covered by insurance proceeds paid to Landlord with items of like kind selected by Tenant to the extent of such insurance proceeds. No abatement in rent shall be made nor the Lease cancelled in the event of damage or destruction of Personal Property.

                  (c) Fire Insurance for Improvements. A policy of fire insurance with standard form extended coverage endorsement to the extent of full replacement value of the improvements located on the Land to be adjusted annually to reflect changes in full replacement value. The proceeds of such insurance policies shall be payable to Landlord and shall be used by Landlord as herein provided. Such insurance policies shall contain a standard mortgagee "loss payable" clause in favor of Landlord's lender or mortgagee as may be required by such lender or mortgagee and shall further provide that the same may not be cancelled, except upon thirty (30) days' prior written notice to such lender or mortgagee and to Landlord. Tenant will sign all documents necessary or proper in connection with the settlement of any claim or loss under this Section
10.03 (c) by Landlord.

                  (d) Business Interruption Insurance. Business interruption insurance in an amount equal to twelve (12) months' Base Rent and LIBOR Rent as Base Rent and LIBOR Rent are adjusted hereunder.

Section 10.04 Method of Coverage.

         Tenant's obligations to insure under this Article 10 may be provided by appropriate amendment, rider or endorsement on any blanket policy or policies carried by Tenant. Tenant shall provide Landlord with the originals of all such policies or certified copies thereof.

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Section 10.05 Policy Requirements.

         All policies of property insurance to be provided by Landlord or Tenant shall be issued by companies qualified to do business in the State of North Carolina, rated at least A by A.M. Best Co. and approved by Landlord and Landlord's lender or mortgagee, and with regard to fire insurance policies, shall be issued in the names of Tenant and Landlord as their interest may appear. With respect to each policy of insurance and each renewal thereof required pursuant to this Article 10, both parties, at the beginning of the Term and thereafter not less than thirty (30) days prior to the expiration of any such policy, shall furnish each other with certificates of insurance for such coverage. If any lender reasonably requests additional or substituted coverage, Landlord and Tenant mutually agree to cooperate to satisfy the reasonable demands of such lender.

Section 10.06 Mutual Waiver Of Subrogation.

         For the purpose of waiver of subrogation, the parties mutually release and waive unto the other all rights to claim damages, costs or expenses for any injury to persons (including death) or property caused by a casualty of any type whatsoever in, on or about the Lease Property if the amount of such damage, cost or expense has been paid to such damaged party under the terms of any policy of insurance. All insurance policies carried with respect to this Lease, if permitted under applicable law, shall contain a provision whereby the insurer waives, prior to loss, all rights of subrogation against either Landlord or Tenant.

                ARTICLE 11. ASSIGNMENT AND SUBLETTING PERMITTED

         Tenant may not assign this Lease nor sublet all or any part of the Leased Property without the prior written consent of the Landlord, which consent shall not be unreasonably withheld. Tenant shall notify Landlord in writing of the terms of any proposed assignment or subletting, the name and address of the proposed assignee or sublessee, and, in the case of a sublease, the area proposed to be


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sublet. Landlord shall notify Tenant within ninety (90) days of Tenant's giving such notice that it consents or that it withholds its consent to Tenant's proposal. Failure of Landlord to give Tenant such notice within such ninety (90) day period shall be deemed a waiver of Landlord's right to withhold its consent to Tenant's proposed assignment or sublease. Any such permitted assignment and subletting shall be subject to and governed by the terms of this Lease, and Tenant shall remain liable for the full performance of all conditions of this Lease and the payment of all rents hereunder.

                  ARTICLE 12. TENANT'S RIGHT OF FIRST REFUSAL

         For and in consideration of the sum of Ten and No/100 ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and in addition to its rights to purchase the Leased Property as provided in Articles 8 and 9, Landlord agrees not to sell, transfer, pledge, encumber or otherwise convey any interest in the Leased Property without first notifying Tenant and providing Tenant with the right of first refusal to which it is entitled as herein provided for.

                  (a) Notice. In the event there should exist a bona fide offer for the purchase of the Leased Property, Landlord, prior to the acceptance of such offer and the consummation of any sale thereof, shall notify Tenant in writing of such offer and shall offer to Tenant the opportunity to purchase the Leased Property upon the same terms and conditions as is contained in the bona fide offer. Tenant shall have ten (10) days from the date of receipt of such written notice within which to notify Landlord of its desire to exercise its right of first refusal, and any sale resulting therefrom shall be closed thereafter as soon as practicable. In the event Tenant should fail to notify Landlord of its desire to exercise its right of first refusal within the time allowed herein or fail to consummate the purchase within a reasonable time thereafter, then Landlord shall be free to sell the Leased Property pursuant to the bona fide offer, within a period of one hundred twenty (120) days thereafter. An offer shall not be deemed a bona fide offer unless it is made in good faith, in writing and by a person or corporation financially able to consummate the transaction. Any material change in the economic terms or conditions of a bona fide offer shall necessitate a further notice and the granting of a further right of first refusal to Tenant.

                  (b) Specific Performance. Landlord and Tenant hereby expressly acknowledge that any breach of this agreement concerning Tenant's right of first refusal will result in irreparable injury to Tenant, and that therefore Tenant shall be entitled to obtain the specific performance of said agreement and a restraining order or injunction prohibiting Landlord from violating said agreement as an appropriate remedy in a court of proper jurisdiction. This right shall not preclude Tenant from obtaining any other appropriate relief to which it may be entitled, including all costs and reasonable attorneys fees incurred in enforcing said agreement.

                        ARTICLE 13. DEFAULT AND REMEDIES

Section 13.01 Default by Tenant--Termination After Notice--Opportunity to
              Remedy.

         Should (i) default be made by Tenant in the payment of any portion of the rent, taxes or other charges when due and should such default continue for more than fourteen (14) days after written notice to Tenant from the obligee of such charge or from Landlord specifying such default, or (ii) Tenant fail to keep the required insurance coverage in full force and effect at all times, or
(iii) default be made, and continue for more than thirty (30) days after written notice from Landlord specifying such default in the performance of any of the other covenants on the part of Tenant to be kept or performed, then, and only in such event, Landlord may at Landlord's option terminate Tenant's right to possession of the Leased Property by written notice to Tenant and shall have the immediate right of reentry to remove all persons and property from same and dispose of or store such property as it deems fit, and in addition or in the alternative to take such other action or pursue such other remedies and recover such damages as may be permitted under the laws of the State of North Carolina; provided, however, that no such termination shall be effected or action taken or remedy pursued until the expiration of such additional period, if any, as may be reasonably necessary to remedy a default involving other than the payment of money, if it is of such character as to require more than thirty (30) days to remedy and Tenant proceeds promptly and diligently to cure and correct the same within a reasonable time period and, further provided that the period for curing any default shall not be extended so as to jeopardize the interest of Landlord in the Leased Property or subject Landlord to civil or criminal liability.

Section 13.02 Landlord's Default After Notice and Opportunity to Remedy.

         Should default be made by Landlord, and continue for more than thirty
(30) days after written notice from Tenant to Landlord, in transferring the Leased Property to Tenant or in allowing a substitution of property pursuant to Articles 8 or 9 hereof, Tenant may at Tenant's option terminate this Lease forthwith by written notice to Landlord.

Section 13.03 Right to Remedy Default.

         Each party shall have the right after ten (10) days' written notice to the other (but shall not be obligated) to correct or remedy any default upon the part of the other, not cured within the notice period, under any provision of this Lease, and both parties agree that, if a party shall correct or remedy any such default, the other party shall pay to the performing party the cost of correction upon demand, provided such notice shall not be required in the event of the failure of Tenant to maintain the required insurance or pay taxes as herein required.

Section 13.04 Termination for Tenant's Bankruptcy or Insolvency.

         Tenant agrees that in the event all or substantially all of its assets are placed in the hands of a receiver or trustee, and such receivership or trusteeship continues for a period of sixty (60) days, or should Tenant make an assignment for the benefit of creditors or be adjudicated a bankrupt, or should Tenant institute any proceedings under the Bankruptcy Act, as the same now exists or under any amendment thereof, which may hereafter be enacted, or under any other act relating to the subject of bankruptcy wherein Tenant seeks to be adjudicated a bankrupt, or seeks to be discharged of its debts, or to effect a plan of liquidation, or should any involuntary proceeding be filed against Tenant under any such bankruptcy laws and Tenant consents thereto or acquiesces therein by pleading or default, then this Lease or any interest in and to the Leased Property shall not become an asset in any of such proceedings and all rent payable by Tenant to Landlord for the remainder of the Term shall immediately become due and payable by Tenant to Landlord without notice of default of any kind, which notice is hereby expressly waived by Tenant. Such rent for the remainder of the Term shall be calculated by using the Base Rent and LIBOR Rent in effect at the time of Tenant's default and discounting it to present value at the time of default by applying the judgment rate then in effect. Landlord and Tenant agree that due to the difficulty of measuring Landlord's damages in such event, such future rent shall constitute liquidated damages which shall compensate Landlord for Tenant's default. In any such event, and in addition to any and all rights or remedies of Landlord hereunder or by law provided, it shall be lawful for Landlord at its option to declare the Term ended and to re-enter the Leased Property and take possession thereof and to remove all persons therefrom, and Tenant shall have no further claim thereon or hereunder.

                    ARTICLE 14. SUBORDINATION AND MORTGAGEE.

Section 14.01 Subordination of Lease to Future Liens.

         Tenant hereby subjects and subordinates all or any of its rights under this Lease to any and all mortgages and deeds of trust now existing or placed on the Land or the Leased Property in the future; provided, however, that the applicable mortgagee stipulates that Tenant will not be disturbed in the quiet and peaceful use and enjoyment of the Leased Property so long as Tenant is not in default hereunder and Tenant's options and rights to purchase as herein set forth shall not be affected by any action taken under or pursuant to such deed of trust, provided Tenant is not in default hereunder. Landlord and Tenant agree that this Lease shall remain in full force and effect notwithstanding any default or foreclosure under any such mortgage or deed of trust, and that Tenant will attorn to the mortgagee, trustee or beneficiary of such mortgage or deed of trust and their successors or assigns, or the purchaser or assignee under any such foreclosure. Tenant will, upon request by Landlord, execute and deliver to Landlord, or to any other person designated by Landlord, any instrument or instruments required to give effect to the provisions of this
Article 14, so long as Landlord first obtains from any lender connected with such request a written agreement providing: "As long as Tenant performs its obligations under this Lease, no foreclosure of, deed given in lieu of foreclosure of, or sale under the encumbrance, and no steps or procedures taken under the encumbrance, shall affect Tenant's rights under this Lease."

Section 14.02 Notice to Mortgagee and Right to Cure Landlord's Default.

         If the Leased Property or any part thereof is at any time subject to a first deed of trust and if Tenant is given notice thereof, including the post office address of the beneficiary in such deed of trust, then notwithstanding any other provision of this Lease to the contrary, Tenant shall not terminate this Lease for any default on the part of Landlord without first giving written notice to such beneficiary specifying the default in reasonable detail, and affording such beneficiary a reasonable time thereafter (but not less than sixty
(60) days) to cure such default, including, if necessary, the time needed to foreclose said deed of trust, acquire title to the Leased Property and then cure such default; provided, however, any monetary default of Landlord must be cured during such period of time as is necessary to foreclose the property and further provided that such foreclosure is pursued diligently during such period.

Section 14.03 Tenant's Consent to Changes in Lease.

         If, in connection with obtaining financing for the Leased Property, a banking, insurance or other recognized institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modification does not increase the obligations of Tenant hereunder or adversely affect the leasehold interest hereby created or Tenant's use and enjoyment of the Leased Property.

                        ARTICLE 15. GENERAL PROVISIONS.

Section 15.01 No Waiver of Breach.

         No failure by either Landlord or Tenant to insist upon the strict performance by the other of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No waiver of any breach shall affect or alter this Lease, but each and every covenant, condition, agreement and term of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach.

Section 15.02 Time of Essence.

         Time is of the essence with respect to the provisions contained in this Lease and each provision thereof.

Section 15.03 Computation of Time.

         The time in which any act provided by this Lease is to be done is computed by excluding the first day and including the last, unless the last day is a Saturday, Sunday, or holiday, and then it is also excluded.

Section 15.04 Unavoidable Delay-Force Majeure.

         If either party shall be delayed or prevented from the performance of any act required by this Lease by reason of act of God, strikes, lockouts, labor troubles, inability to procure materials, restrictive governmental laws or regulations or other cause, without fault and beyond the reasonable control of the party obligated (financial inability excepted), performance of such act shall be excused for the period of the delay; and the period of the performance of any such act shall be extended for a period equivalent to the period of such delay; provided, however, nothing in this Section 15.04 shall excuse Tenant from the prompt payment of any rental or other charge required of Tenant.

Section 15.05 Successor in Interest.

         Landlord shall not assign, transfer, or otherwise dispose of its interest in the Leased Property or this Lease without first providing Tenant with the right of first refusal to which it is entitled as provided in Article 12 hereof and, in the event Tenant declines to exercise such right, without the written agreement of the assignee, transferee or recipient of Landlord's interest that it covenants and agrees to assume all the liabilities and obligations of the "Landlord" under this Lease. In the event of such valid assignment, Landlord shall be entirely freed and relieved of all liabilities and obligations of the Landlord under this Lease which accrue from or after the date of such sale. Notwithstanding anything to the contrary contained in this Lease, it is specifically understood and agreed that the liability of Landlord hereunder shall be limited to the equity of

Landlord in the Land in the event of a breach by Landlord of any of the terms, covenants and conditions of, this Lease to be performed by Landlord. In furtherance of the foregoing, Tenant hereby agrees that any judgment it may obtain against Landlord as a result of a breach of any of the terms, covenants or conditions hereof by Landlord shall be enforceable solely against the Landlord's fee simple interest in the Land.

Section 15.06 Entire Agreement.

         This Lease and the Purchase and Sale Agreement contain the entire agreement of the parties with respect to the matters covered by this Lease. No other agreement, statement or promise made by any party, or to any employee, officer or agent of any party, which is not contained in these documents shall be binding or valid.

Section 15.07 Partial Invalidity.

         If any covenant, condition or provision of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 15.08 Relationship of Parties.

         Nothing contained in this Lease shall be deemed or construed by the parties or by any third person to create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant. Neither the method of computation of rent nor any other provisions contained in this Lease nor any acts of the parties in connection with this Lease shall be deemed to create any relationship between Landlord and Tenant, other than the relationship of Landlord and Tenant.

Section 15.09 Interpretation and Definitions.

         The language in all parts of this Lease shall in all cases be simply construed according to its fair meaning and not strictly for or against Landlord or Tenant. Unless otherwise provided in this Lease, or unless the context otherwise requires, the following definitions and rules of construction shall apply to this Lease.

                  (a) Number and Gender. In this Lease the neuter gender includes the feminine and masculine, and the singular number includes the plural, and the word "person" includes corporation, partnership, firm or association wherever the context so requires.

                  (b) Mandatory and Permissive. "Shall," "will," and "agrees" are mandatory; "may" is permissive.

                  (c) Captions. Captions of the articles, sections, and paragraphs of this Lease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

                  (d) Parties. Parties shall include the Landlord and Tenant.

                  (e) Sublessee. As used herein, the word "sublessee" shall mean and include in addition to a sublease and subtenant, a licensee, concessionaire, or other occupant or user of any portion of the Leased Property.

Section 15.10 Interest.

         Any sum accruing to Landlord or Tenant under the provisions of this Lease which shall not be paid when due shall bear interest at the rate of fifteen percent (15%) per annum.

Section 15.11 Modification.

         This Lease is not subject to modification except in writing.

Section 15.12 Delivery of Rent and Notices - Method and Time.

                  (a) All notices, demands or requests from one party to another may be personally delivered or sent by mail, certified or registered, postage prepaid, to the addresses stated in this Section 15.12 or sent by facsimile transmission to the telephone numbers stated in this Section 15.12, and shall be deemed to have been given at the time of personal delivery, at the end of the third (3rd) full day following the date of mailing or at the time same is transmitted by facsimile, provided it is also sent via one of the other means.

                  (b) All rents and other sums payable by Tenant to Landlord shall be by check payable to "Harrison Limited Partnership One" delivered in person or mailed to Landlord at 901 Tallan Building, Suite 901, Chattanooga, Tennessee 37402, or by wire transfer per instructions delivered by Landlord, from time to time.

                  (c) All notices, demands, or requests from Tenant to Landlord shall be given to Landlord at 901 Tallan Building, Suite 901, Chattanooga, Tennessee 37402 or, if by facsimile transmission, to 423/756-3010.

                  (d) All notices, demands, or requests from Landlord to Tenant shall be given to Tenant at Coca-Cola Bottling Co. Consolidated, 4100 Coca-Cola Plaza, Charlotte, North Carolina 28211, Attention: Chief Financial Officer or, if by facsimile transmission, to (704) 551-4451 Attention: Chief Financial Officer.

                  (e) Each party shall have the right, from time to time, to designate a different address by notice given in conformity with the provisions of this Section 15.12.

Section 15.13 Broker's Commission.

         Each of the parties represents and warrants to the other that there are no claims for broker's commissions or finders' fees payable in connection with the execution of this Lease. Each party agrees to indemnify and save harmless the other party from any claim for a brokerage commission or finder's fee arising as a result of claims made as a result of the actions of the indemnifying party.

Section 15.14 Landlord's Right to Inspect.

         Landlord shall be entitled, at all reasonable times, to go on the Leased Property for the purpose of inspecting the Leased Property, or for the purpose of inspecting the performance by Tenant of the terms and conditions of this Lease, or for the purpose of posting and keeping posted thereon notices of non-responsibility for any construction, alteration or repair thereof, as required or permitted by any law or ordinance.

Section 15.15 Estoppel Certificate.

         Tenant shall, upon demand of Landlord, execute, acknowledge and deliver to Landlord an estoppel certificate(s) showing whether the Lease is in full force and effect and whether any changes may have been made to the original Lease; whether the Term has commenced and full rental is accruing; whether possession has been assumed and all improvements to be provided by Landlord have been completed; whether rent has been paid more than thirty (30) days in advance; whether there are any liens, charges, or offsets against rental due or to become due; whether the address shown on such estoppel certificate(s) is accurate and such other information as may be reasonably requested.

Section 15.16 Termination of Existing Lease.

         Effective as of 11:59 p.m. on the day immediately preceding the Commencement Date, that certain Lease Agreement (the "Existing Lease") by and between Landlord and Tenant, dated November 30, 1992 relating to a portion of the Leased Property, shall terminate and be of no further force or effect. Provided, however, in the event this Lease becomes null and void for any reason prior to the Commencement Date, the Existing Lease shall not be terminated and shall remain enforceable in accordance with its terms to the same extent and effect as if this Lease had never been executed and delivered in the first instance.

        ARTICLE 16. EXECUTION, RECORDING AND INCORPORATION BY REFERENCE.

Section 16.01 Recording.

         The parties shall, after the execution of this Lease, execute, acknowledge and record a Memorandum of Lease reasonably acceptable to Landlord and Tenant. Following recording, the Memorandum shall be attached to this Lease.

Section 16.02 Exhibits.

         Exhibit A and Exhibit B are attached and made a part of this Lease. This Lease has been executed by the parties as of the 15th day of December, 2000.


                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have executed this Lease effective as of the date first written above.


LANDLORD:                                    TENANT:

HARRISON LIMITED PARTNERSHIP ONE             COCA-COLA BOTTLING CO. CONSOLIDATED

By:  General Partner,
     JFH Management, Inc.                    By: s/ David V. Singer
                                                 -------------------------------
                                             Name: David V. Singer
                                             Title: Vice President & CFO
     By: s/ J. Frank Harrison
         -------------------------------
     Name: J. Frank Harrison
     Title: President


By:  Limited Partner,
     Remainder Trust Under the Revocable
     Agreement of Anne Lupton Carter


     By: s/ Reid M. Henson
         -------------------------------
     Name: Reid M. Henson
     Title: Trustee


     By: s/ J. Frank Harrison, III
         -------------------------------
     Name: J. Frank Harrison, III
     Title: Trustee